UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2019

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On March 4, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CytoSorbents Corporation (the “Company”) approved the following cash bonuses and equity bonus awards for its executive officers:

Name	Position	Cash Bonus (1)	Restricted Stock Units (2)
Phillip P. Chan, MD, PhD	President and Chief Executive Officer	$160,000	5,500
Vincent J. Capponi	Chief Operating Officer	$132,800	4,620
Kathleen P. Bloch	Chief Financial Officer	$118,000	4,070
Eric R. Mortensen	Chief Medical Officer	$101,700	4,620

(1) The cash bonuses will be paid by the Company to the executive officers in March 2019 in accordance with the Company’s payroll.

(2) The grant date of the restricted stock units (the “RSUs”) was March 4, 2019. The RSUs were granted under the Company’s 2014 Long-Term Incentive Plan and have a 10 year term. Vesting as to one-third of the RSUs shall occur on each of the date of grant, the first anniversary of the date of grant, and the second anniversary of the date of grant, subject to the grantee’s continued service as of the applicable vesting date, and will be settled into common stock of the Company, $0.001 par value per share.

The cash bonuses and restricted stock units were awarded at the discretion of the Compensation Committee, in recognition of the Company’s 2018 performance and the performance of each executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2019	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer